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                                                                      EXHIBIT 5A

Household International, Inc.
2700 Sanders Road
Prospect Heights, IL  60070
(708) 564-6150

John W. Blenke
Assistant General Counsel and
Secretary



January 24, 1996



Household International, Inc.
2700 Sanders Road
Prospect Heights, Illinois  60070

RE:  Household International Tax Reduction Investment Plan
     Registration Statement on Form S-8

Ladies and Gentlemen:

As Assistant General Counsel and Secretary of Household International, Inc. (the "Company"), I am generally familiar with the proceedings in connection with the Company's Registration Statement on Form S-8 in which interests in the Household International Tax Reduction Investment Plan (the "Plan") and shares of the Company's Common Stock ($1.00 par value per share) offered pursuant to the Plan are being registered under the Securities Act of 1933, as amended (the "Act"). In accordance with the foregoing, I have examined such corporate records, certificates, public documents and other documents, and have reviewed such questions of law, as considered necessary or appropriate for the purpose of this opinion.

Upon the basis of such examination, it is my opinion that:

1. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

2. The interests in the Plan and the shares of Common Stock have been duly authorized by the Company, and when (i) the registration statement on Form S-8 by the Company with respect to the interests in the Plan and the shares of Common Stock (the "Registration

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Household International, Inc.
January 24, 1996
Page 2

     Statement") shall have been filed with the Securities and Exchange Commission under the Act and (ii) the interests in the Plan are issued and sold, and the shares of the Company's Common Stock are distributed pursuant to the Plan, such shares will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving said consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ JOHN W. BLENKE
John W. Blenke

JWB:jmh